PHYSICIAN COMPUTER NETWORK, INC.
                             1200 The American Road
                         Morris Plains, New Jersey 07950
                                 (201) 490-3100

                                   ----------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          To Be Held September 11, 1996

                                   ----------


To the Shareholders of
  PHYSICIAN COMPUTER NETWORK, INC.

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Physician Computer Network, Inc. (the "Company") will be held at the St. Regis Hotel, 2 East 55th Street (at 5th Avenue), New York, New York 10022, in the Iridium Room, on September 11, 1996 at 9:30 a.m., local time, for the following purposes:

     1.   To elect eight (8) directors.

     2.   To  approve  an  amendment  to  the  Company's   1993   Incentive  and
          Non-Incentive Stock Option Plan.

     3. To ratify the appointment of KPMG Peat Marwick LLP as independent auditors of the Company for the year ending December 31, 1996.

     4. To transact such other business as may properly come before the Meeting or any adjournment or postponement thereof.

     Only holders of record of the Company's Common Stock at the close of business on July 29, 1996, the Record Date for the Meeting, are entitled to notice of and to vote at the Meeting.

     A list of stockholders entitled to vote at the Annual Meeting will be open to the examination of any shareholder, for any purpose germane to the meeting, at the law offices of Gordon Altman Butowsky Weitzen Shalov & Wein, 114 West 47th Street, 21st Floor, New York, New York 10036 during ordinary business hours for ten days prior to the Annual Meeting. The Annual Meeting may be adjourned from time to time without notice other than by announcement at the meeting.


                                          By Order of the Board of Directors,


                                                    John F. Mortell
                                                       Secretary

Dated:  August 8, 1996




- --------------------------------------------------------------------------------

SHAREHOLDERS WHO DO NOT EXPECT TO ATTEND THE MEETING ARE REQUESTED TO DATE, SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENCLOSED POSTPAID ENVELOPE.

- --------------------------------------------------------------------------------

                        PHYSICIAN COMPUTER NETWORK, INC.
                             1200 The American Road
                         Morris Plains, New Jersey 07950
                                 (201) 490-3100

                            ------------------------

                                 PROXY STATEMENT
                       FOR ANNUAL MEETING OF SHAREHOLDERS
                          To Be Held September 11, 1996

                            ------------------------


                                  INTRODUCTION

General

     This Proxy Statement is being furnished to holders of Common Stock, $.01 par value ("Common Stock"), of Physician Computer Network, Inc. ("PCN" or the "Company") in connection with the solicitation of proxies by the Board of Directors (sometimes hereinafter referred to as the "Board") of the Company for use at its Annual Meeting of Shareholders to be held on September 11, 1996 at the St. Regis Hotel, 2 East 55th Street, (at 5th Avenue), New York, New York 10022 in the Iridium Room, at 9:30 a.m. local time and at any and all adjournments or postponements thereof (the "Meeting"). This Proxy Statement is being mailed to holders of Common Stock on or about August 6, 1996.


Voting at the Meeting

     Only holders of record of Common Stock at the close of business on July 29, 1996 (the "Record Date") are entitled to notice of and to vote at the Meeting. On the Record Date, the Company had issued and outstanding 52,024,316 shares of Common Stock, the only class of voting securities outstanding. Each share of Common Stock is entitled to one vote. A majority of the outstanding shares of Common Stock represented at the Meeting in person or by proxy will constitute a quorum. A majority of the stock represented at the Meeting at which there is a quorum shall decide all matters other than the election of directors who are elected by a plurality of the votes cast at the Meeting. On all matters except for the election of directors, proxies marked as abstentions will have the effect of a negative vote. With respect to the election of directors, proxies marked as abstentions will have no effect on the vote. Brokers non-votes will be considered as present at the meeting for purposes of constituting a quorum, but not entitled to vote with respect to the particular. As a result, broker non-votes on all matters, except for the election of directors, will have the effect of a negative vote. Votes will be counted by employees of American Stock Transfer & Trust Company, the Company's independent transfer agent and registrar.

     If the enclosed proxy card is properly executed and returned to the Company prior to voting at the Meeting, the shares represented thereby will be voted in accordance with the instructions marked thereon. In the absence of instructions, the shares will be voted FOR the election of the Board's nominees as directors, FOR approval of the Company's amendment to the 1993 Incentive and Non-Incentive Stock Option Plan, and FOR ratification of the appointment of KPMG Peat Marwick LLP as auditors. At any time prior to its exercise, a proxy may be revoked by the holder of Common Stock granting such proxy by delivering written notice of revocation or a duly executed proxy bearing a later date to the Secretary of the Company at the address of the Company set forth on the first page of this Proxy Statement or by attending the Meeting and voting in person.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL

                              OWNERS AND MANAGEMENT

     The following table sets forth, as of July 29, 1996, information with respect to the ownership of Common Stock of the Company by: (i) each person known by the Company to own beneficially 5% or more of such shares; (ii) each director of the Company; (iii) each nominee for director of the Company; (iv) each of the Company's chief executive officer and the Company's four most highly paid executive officers other than its chief executive officer; and (v) all directors and officers as a group, together with their respective percentage ownership at such date.

                                                 Shares Beneficially Owned
                                             ---------------------------------
    Name and Address                                                   Percent
  of Beneficial Owners                           Number               of Class
   ------------------                        --------------            -------

Jeffry M. Picower (1) ....................   22,951,522  (2)           42.94%

State of Wisconsin Investment Board (3) ..    3,235,000                 6.22%

Jerry Brager .............................    1,598,833  (4)            3.07%

Henry Green ..............................       50,000  (5)               *

John F. Mortell ..........................       42,000  (6)               *

James R. Bailey ..........................       13,000  (7)               *

Steven E. Kelsky .........................       30,000  (8)               *

Frederick Frank ..........................      111,870  (9)               *

Frederic Greenberg .......................       94,087  (10)              *

Richard B. Kelsky ........................       90,000  (11)              *

Russell J. Ricci, M.D.  ..................        2,000  (12)              *

All Directors and Executive Officers
  as a group (10 persons) ................   24,983,312  (13)          46.54%

- -----------

  *   Less than 1%

(1)  Address is South Ocean Blvd., Palm Beach, FL 33480.

(2) Includes 1,420,000 shares currently purchasable upon exercise of warrants. Does not include warrants to purchase 5,000,000 shares granted September 13, 1995, which become exercisable two years from the date granted.

(3)  Address is P.O. Box 7842, Madison, WI 53707.

(4) Includes 83,500 shares held by the minor children of Mr. Brager, the beneficial ownership of which Mr. Brager disclaims.

(5) Includes 50,000 shares currently purchasable upon exercise of stock options.

(6) Includes 42,000 shares currently purchasable upon exercise of stock options.

(7) Includes 13,000 shares currently purchasable upon exercise of stock options.

(8) Includes 30,000 shares currently purchasable upon exercise of stock options.

(9) Includes 11,670 shares currently purchasable upon exercise of stock options. Beneficial ownership of shares held by Lehman Brothers Inc. is disclaimed by Mr. Frank, Vice-Chairman of Lehman Brothers Inc.

(10) Includes 3,333 shares currently purchasable upon exercise of stock options and 71,574 shares held by EGS Partners, a general partnership of which Mr. Greenberg is a general partner. Also includes 6,000 shares held by Mr. Greenberg's wife, the beneficial ownership of which Mr. Greenberg disclaims.

(11) Includes 10,000 shares currently purchasable upon exercise of stock options and 80,000 shares currently purchasable upon exercise of warrants issued February 1, 1994.

(12) Includes 2,000 shares currently purchasable upon exercise of stock options.

(13) Includes 158,670 shares currently purchasable upon exercise of stock options and 1,500,000 of warrants inclusive of those described in notes
     (2), (5), (7), (8), (9), (11) and (12).

                             ELECTION OF DIRECTORS


Board of Directors

     The Company's Board is currently comprised of six (6) directors. The current directors hold office until the next annual meeting of shareholders and until their successors are duly elected and qualified.

     At the Meeting, a Board consisting of eight (8) directors is to be elected to hold office until the next Annual Meeting of Shareholders and until their successors are duly elected and qualified. Unless otherwise specifically directed by shareholders executing proxies, it is intended that all proxies in the accompanying form received in time for the Meeting will be voted at the Meeting FOR the election of the eight (8) nominees named below. In the event any nominee should become unavailable for election for any presently unforeseen reason, it is intended that the proxies will be voted for such substitute nominee as may be designated by the present Board of Directors.

     Each nominee's name, age, office with the Company, the year first elected as a director, if such nominee is currently a director, and certain biographical information is set forth below:

    Name                             Age        Office
    -----                            ----       ------
Jeffry M. Picower ................    54   Chairman of the Board
Henry Green ......................    53   President and Chief Executive Officer
Jerry Brager .....................    47   Director
Frederick Frank ..................    64   Director
Richard B. Kelsky ................    40   Director
Frederic Greenberg ...............    55   Director
John F. Mortell ..................    54   Nominee
Russell J. Ricci, M.D ............    50   Nominee


Nominees

     Jeffry M. Picower has been a Director of the Company since January 1994, and was elected Chairman of the Board in June 1994. Mr. Picower is Chairman of the Board of Monroe Systems for Business, Inc. which is a worldwide office equipment distribution and service organization. Mr. Picower is also the Chairman of the Board and Chief Executive Officer of Advanced Medical Inc., a publicly-held company, which, through its subsidiary IMED Corporation, manufactures intravenous infusion pumps. He is an attorney and Certified Public Accountant.

     Henry Green has been a Director of the Company since July 1993, its President since May 28, 1993, and in June 1994 was appointed Chief Executive Officer. Mr. Green was President and Chief Operating Officer of Advanced Medical, Inc. from September 1990 to March 1993. He continues to be a Director of Advanced Medical, Inc. From 1988 to September 1990, Mr. Green was Vice President of Johnson & Johnson International, a manufacturer and provider of medical and home products. From 1981 to 1988, Mr. Green was President of Vistakon, Inc., a subsidiary of Johnson & Johnson.

     Jerry Brager co-founded the Company in 1983 and was its Chairman of the Board from inception until June 1994. In 1982, Mr. Brager also co-founded Strategic Medical Communications, Inc., a health care advertising agency which was a wholly-owned subsidiary of the Company. Mr. Brager has also held sales and marketing management positions with Becton Dickinson and Company and with Baxter Travenol Laboratories, Inc.

     Frederick Frank has been a Director of the Company since June 1989. Mr. Frank has been an investment banker with Lehman Brothers, Inc. and successor firms since 1969, and is currently Vice Chairman and a Director of Lehman
Brothers Inc. He is a Chartered Financial Analyst, a member of the New York Society of Security Analysts and a past President of the Chemical Processing
Industry Analysts. In addition to serving as a Director of Applied Bioscience International Inc., Diagnostic Products Corporation and R.P. Scherer Corporation, publicly-held corporations, Mr. Frank is a Chairman of the National Genetics Foundation, a member of the Salk Institute National Council and a Director of the Salk Institute.

     Frederic Greenberg has been a Director of the Company since July 1993. He served as a pharmaceutical analyst with Goldman, Sachs & Co., an investment banking firm, from 1974 to 1989, where he was instrumental in organizing healthcare industry symposiums and conferences for leading pharmaceutical companies and the investment community. He has participated in numerous merger acquisition and valuation analyses of some of the leading healthcare organizations. In 1989, Mr. Greenberg founded EGS Partners, an asset management and consulting firm located in New York City. Mr. Greenberg serves as a Director of Advanced Medical, Inc. as well as several proprietary holding companies and non-profit institutions.

     Richard B. Kelsky has been a Director of the Company since December 1991. Mr. Kelsky has been Vice President and General Counsel for Monroe Systems For Business, Inc. since 1984 and a Director since 1990, and in January 1996 was appointed Vice Chairman of Monroe. Mr. Kelsky is a Director of Advanced Medical, Inc., a publicly-held company, as well as of several privately held companies. Mr. Kelsky is the brother of Steven E. Kelsky, a Senior Vice President of the Company.

     John F. Mortell has been the Company's Chief Financial Officer since May 1992 and in March 1995 was appointed Executive Vice President and Chief
Operating Officer. From May 1991 to April 1992, Mr. Mortell was a Senior Vice-President at Northpoint Software Ventures, Inc., a software and consulting company. Prior thereto, Mr. Mortell was Senior Vice President and Chief Financial Officer at IBAX Healthcare Systems, a hospital information systems company, from October 1989 to April 1991. Prior to joining IBAX, Mr. Mortell was employed by IBM for 25 years in various senior executive positions in both the United States and Asia.

     Russell J. Ricci, M.D. has been President of the New Health Ventures Division of Blue Cross/Blue Shield of Massachusetts since June 1994. Prior to joining Blue Cross/Blue Shield, Dr. Ricci worked with a number of for-profit healthcare companies in the financing, planning, development, marketing, and management of their healthcare businesses. These included positions as Chief Executive Officer of Winchester Health Care Enterprises from 1991 to 1994 and founder and director of VHA Enterprises, an affiliate of Voluntary Hospitals of America, from 1983 to 1990. Dr. Ricci has been an assistant clinical professor at Boston University School of Medicine.

     The  Company  presently   maintains   directors'  and  officers'  liability
insurance coverage with an aggregate policy limit of $5,000,000 for each policy year.


Board of Directors and Committee Meetings

     There were 7 meetings of the Board of Directors during fiscal 1995 and all directors at that time attended 100% of the meetings, except for Daniel Kohl who did not attend one meeting.

     The Company has an audit committee which reviews the audit and financial procedures of the Company and recommends any changes with respect thereto to the Board of Directors. During 1995 the Committee consisted of two directors, Frederick Frank and Frederic Greenberg with Mr. Frank serving as Chairman. There was 1 meeting of the audit committee in 1995 and both members were present at the meeting.

     In December 1991, the Board established a compensation committee (the "Compensation Committee") to review compensation of officers of the Company and in April 1992 its powers were broadened to administer the Company's stock option plans with the exception of the Company's 1993 Non-Employee Directors Stock Option Plan. The Compensation Committee consisted of two directors in 1995, Jeffry M. Picower and Frederic Greenberg. There was 1 meeting of the Compensation Committee in 1995 and both members were present at the meeting.

     The Company does not have a standing nominating committee.


Compensation of Directors

     Directors who are not executive officers of the Company, are reimbursed for their expenses and receive a fee of $1,000 for each meeting of the Board of Directors attended. Directors who are also executive officers of the Company are not compensated for their services as directors.

     In September 1993, the Company entered into an agreement with Richard B. Kelsky, a member of the Company's Board of Directors, for Mr. Kelsky to provide consulting services to the Company for a monthly fee of $2,500.

                               EXECUTIVE OFFICERS

     In addition to Mr. Green and Mr. Mortell, the executive officers of the Company are James R. Bailey, Steven E. Kelsky, William S. Edwards, Kenneth W. Ernsting and Thomas F. Wraback. Officers are elected annually and serve at the pleasure of the Board of Directors, subject to rights, if any, under contracts of employment.

     James R. Bailey has been a Vice President of the Company since April 1994 and in March 1995 was appointed a Senior Vice President of the Company. Mr. Bailey is also President of Calyx, a position he has held since November 1991. For four years prior thereto, Mr. Bailey was in senior management at Versyss Incorporated ("Versyss"), a reseller of practice management software systems.

     Steven E. Kelsky has been a Vice President of the Company since September 1994 and in March 1995 was appointed a Senior Vice President of the Company. For ten years prior thereto, Mr. Kelsky was President of Comptech Data Systems, Inc., a systems and management consulting firm, the last year of which was spent by Mr. Kelsky as a consultant to the Company in product development, technology planning, and acquisition analysis. Prior to that, Mr. Kelsky held technical, marketing, and executive positions at IBM, General Foods Corporation, Mobil Oil Corporation and Paine Webber Incorporated. Mr. Kelsky is the brother of Richard
B. Kelsky, a Director of the Company.

     William S. Edwards has been a Vice President of the Company since August 1995. Prior to that, Mr. Edwards was Vice President, Customer Service of Versyss, a position he held since September 1992. Prior to that, Mr. Edwards held management positions at LTX Corporation, Apollo Computer, Inc. and Nixdorf Computer Corporation.

     Kenneth W. Ernsting has been a Vice President of the Company since August 1995 and in July 1996 was appointed a Senior Vice President of the Company. Prior to that, Mr. Ernsting was also Senior Vice President and General Manager of the Healthcare Systems Division at Versyss, a position he held since 1993. Prior to his appointment as Senior Vice President, Mr. Ernsting held various marketing positions at Versyss since March 1983.

     Thomas F. Wraback has been Vice President, Finance since March 1995. Prior to joining the Company as its Corporate Controller in August 1993, Mr. Wraback had served in various financial and executive management positions in the financial services and distribution industries. From July 1991 to August 1993 he was a financial executive at J.P. Morgan & Co., Inc. From September 1985 to July 1991, Mr. Wraback was Controller of the Baker & Taylor division of W.R. Grace & Co., a distributor of books, video and software. Prior thereto, he held several positions at Arthur Andersen & Co. Mr. Wraback is a certified public accountant.


Summary Compensation

     The following table summarizes for the last three fiscal years certain information regarding the Company's compensation of its chief executive officer or an individual acting in a similar capacity and its other most highly compensated executive officers (other than the chief executive officer) whose total annual salary and bonus (excluding unusual and nonrecurring items) for fiscal year 1995 exceeded $100,000.

                           SUMMARY COMPENSATION TABLE

                                                                                     Long Term Compensation
                                                                              ----------------------------------
                                        Annual Compensation                             Awards           Payouts
                           -----------------------------------------------    -------------------------  -------
                                                                   Other                                                All
    Name And                                                      Annual      Restricted                               Other
    Principal                                                    Compensa-       Stock      Options/       LTIP       Compen-
    Position               Year      Salary         Bonus         tion(1)      Award(s)       SARS        Payouts      sation
    ---------              ----      ------         ------      ----------     ---------    --------      -------    ---------
Henry Green (2)            1995     $213,860      $110,000(3)     $3,500           --        90,000(4)       --          --
  President and CEO        1994     $213,860       $75,000(5)    $38,085(6)        --       125,000(7)       --          --
                           1993     $176,538(8)    $50,000(9)         --           --       250,000(10)      --          --

John F. Mortell            1995     $203,860       $85,000(3)     $8,400           --        75,000(11)      --          --
  Executive Vice           1994     $185,400       $55,000(5)     $8,400           --        85,000(12)      --          --
  President and Chief      1993     $174,167       $40,000(9)     $8,400           --       100,000(13)      --          --
  Operating Officer

Steven E. Kelsky (14)      1995     $183,490       $50,000(3)     $6,000           --        50,000(15)      --          --
  Senior Vice President    1994      $56,667       $30,000        $2,000           --        85,000(16)      --          --

James R. Bailey (17)       1995     $186,860(18)   $40,000(3)     $6,000           --        40,000(19)      --          --
  Senior Vice President    1994     $166,088       $30,000(5)    $11,294           --        45,000(20)      --          --

Donald W. Hackett (21)     1995     $157,319            --        $9,000           --            --          --          --
  Vice President           1994     $140,291       $25,000(4)     $8,296           --        25,000(22)      --          --
                           1993     $130,932            --        $6,000           --        60,000(23)      --          --

- ----------

(1) Includes perquisites, automobile allowances and other personal benefits, the aggregate amount of which exceeds the lesser of $50,000 or 10% of the total annual salary and bonus for the named executive officer.

(2) The Company's Board of Directors elected Henry Green as President on May 28, 1993. Mr. Green was appointed Chief Executive Officer in June 1994.

(3)  Represents bonus compensation attributable to 1995 which was paid in 1996.

(4) In February 1996, the Company granted options under its Amended and Restated 1993 Incentive and Non-Incentive Stock Option Plan (the "Employee Plan") to purchase 90,000 shares of Common Stock which vest over the next four year period commencing February 1997. Such options were granted in 1996 with respect to 1995.

(5)  Represents bonus compensation attributable to 1994 which was paid in 1995.

(6) Represents relocation expenses of $35,321 and $2,764 for a vehicle leased by the Company on behalf of Mr. Green.

(7) In January 1994, the Company granted options under the Employee Plan to purchase 75,000 shares of Common Stock, of which 30,000 were exercisable as of December 31, 1995 and the remaining 45,000 of which vest over the next three year period. In March 1995, the Company granted additional options to purchase 50,000 shares of Common Stock, of which 10,000 were exercisable as of December 31, 1995 and the remaining 40,000 of which vest over the next four year period. Such options were granted in 1995 with respect to 1994.

(8) Represents his salary as an employee from March through May of 1993, which was $44,674, plus his salary as President from May 28 through December 31, 1993 of $131,864.

(9)  Represents bonus compensation attributable to 1993 which was paid in 1994.

(10) Represents options issued under the Employee Plan, 170,000 of which were exercisable as of December 31, 1995 and the remaining 80,000 of which vest over the next two year period.

(11) In February 1996, the Company granted options to purchase 75,000 shares of Common Stock under the Employee Plan, of which 15,000 were exercisable as of December 31, 1995 and the remaining 60,000 of which vest over the next four year period. Such options were granted in 1996 with respect to 1995.

(12) In January 1994, the Company granted options to purchase 50,000 shares of Common Stock under the Employee Plan, 20,000 of which were exercisable as of December 31, 1995 and the remaining 30,000 of which vest over the next three year period. In March 1995, the Company granted additional options to purchase 35,000 shares of Common Stock, of which 7,000 were exercisable as of December 31, 1995 and the remaining 28,000 of which vest over the next four year period. Such options were granted in 1995 with respect to 1994.

(13) Represents options issued under the Employee Plan, 60,000 of which were exercisable as of December 31, 1995 and the remaining 40,000 of which vest over the next two year period.

(14) Mr. Kelsky became a Vice President of the Company in September 1994 and a Senior Vice President of the Company in March 1995.

(15) In February 1996, the Company granted options to purchase 50,000 shares of Common Stock under the Employee Plan, of which 10,000 were exercisable as of December 31, 1995 and the remaining 40,000 of which vest over the next four year period. Such options were granted in 1996 with respect to 1995.

(16) In September 1994, the Company granted options to purchase 75,000 shares of Common Stock under the Employee Plan, of which 30,000 were exercisable as of December 31, 1995 and the remaining 45,000 of which vest over the next four year period. In March 1995, the Company granted additional options to purchase 10,000 shares of Common Stock, of which 2,000 were exercisable as of December 31, 1995 and the remaining 8,000 of which vest over the next four year period. Such options were granted in 1995 with respect to 1994.

(17) Mr. Bailey became a Vice President of the Company in April 1994 and Senior Vice President in March 1995.

(18) Represents his salary as an employee from January through March of 1994, which was $59,918, plus his salary as a Vice President from April through December 31, 1994 of $106,170.

(19) In February 1996, the Company granted options to purchase 40,000 shares of Common Stock under the Employee Plan, of which 8,000 were exercisable as of December 31, 1995 and the remaining 32,000 of which vest over the next four year period. Such options were granted in 1996 with respect to 1995.

(20) In January 1994, the Company granted options to purchase 20,000 shares of Common Stock under the Employee Plan, of which 8,000 were exercisable as of December 31, 1995 and the remaining 12,000 of which vest over the next three year period. In March 1995, the Company granted additional options to purchase 25,000 shares of Common Stock, of which 5,000 were exercisable as of December 31, 1995 and the remaining 20,000 of which vest over the next four year period. Such options were granted in 1995 with respect to 1994.

(21) Mr. Hackett resigned as an employee of the Company in January 1996.

(22) In March 1995, the Company granted options to purchase 25,000 shares of Common Stock under the Employee Plan, of which 5,000 were exercisable as of December 31, 1995 and the remaining 20,000 of which were canceled upon Mr. Hackett's resignation as an employee of the Company. Such options were granted in 1995 with respect to 1994.

(23) Represents options issued under the Employee Plan, 36,000 of which were exercisable as of December 31, 1995 and the remaining 24,000 of which were canceled upon Mr. Hackett's resignation as an employee of the Company.

Option Grants in Last Fiscal Year

     The following table sets forth certain information in respect of grants made by the Company of stock options to its Named Executive Officers pursuant to the Company's stock option plans during fiscal year 1995.


                        OPTION GRANTS IN LAST FISCAL YEAR

                                                                                          Potential Realizable
                                                                                            Value at Assumed
                                                                                         Annual Rates of Stock
                                                                                           Price Appreciation
                                                      Individual Grants                      for Option Term
                                      -------------------------------------------------  ----------------------
                                                   % of Total
                                      Number of      Options
                                      Securities   Granted to
                                      Underlying   Employees     Exercise     Exercise
                                       Options     in Fiscal    Price (Per   Expiration
        Name                           Granted        Year       Share)(2)      Date        5%          10%
        -----                          ---------      ----       --------       -----       ---        ----
Henry Green ........................    50,000(3)     6.3%         $4.00        1/1/05   126,000      318,500
John F. Mortell ....................    35,000(4)     4.4%         $4.00        1/1/05    88,200      222,950
Steven E. Kelsky ...................    10,000(5)     1.3%         $4.00        1/1/05    25,200       63,700
James R. Bailey ....................    25,000(6)     3.1%         $4.00        1/1/05    63,000      159,250
Donald W. Hackett ..................    25,000(7)     3.1%         $4.00        1/1/05    63,000      159,250

- ----------
(1) The potential realizable values of all options above are calculated with the assumption that all options are exercised on their respective vesting dates.

(2) Includes options granted in 1995 with respect to 1994, but does not include options granted in 1996 with respect to 1995. In February 1996, the Company granted Messrs. Green, Mortell, Kelsky and Bailey additional options to purchase 90,000, 75,000, 50,000 and 40,000 shares of Common Stock, respectively, at an exercise price of $12.625 per share. Twenty-five percent of Mr. Green's options vest over each of the next 4 year period commencing February 1997. Twenty percent of all other such options vested immediately and the remaining balance will vest over the next 4 year period.

(3) Options are subject to a maximum exercise period of 10 years. 10,000 options vest on the date of grant and 40,000 options vest in each of the 4 years succeeding the initial grant on the anniversary date.

(4) Options are subject to a maximum exercise period of 10 years. 7,000 options vest on the date of the grant and 28,000 options vest in each of the 4 years succeeding the initial grant on the anniversary date.

(5) Options are subject to a maximum exercise period of 10 years. 2,000 options vest on the date of grant and 8,000 options vest in each of the 4 years succeeding the initial grant on the anniversary date.

(6) Options are subject to a maximum exercise period of 10 years. 5,000 options vest on the date of grant and 20,000 options vest in each of the 4 years succeeding the initial grant on the anniversary date.

(7) Options are subject to a maximum exercise period of 10 years. 5,000 options vest on the date of grant and 20,000 options vest in each of the 4 years succeeding the initial grant on the anniversary date.

Aggregated  Option  Exercises  in Last  Fiscal Year and Fiscal  Year-End  Option
Values

     The following table sets forth certain information with respect to the exercise of stock options by the Company's Named Executive Officers during fiscal year 1995 and information concerning the number and value of unexercised stock options at December 31, 1995.

                                                             Number of Securities Underlying     Value of Unexercised
                                                                 Unexercised Options at          In-the-Money Options
                                                                    December 31, 1995            at December 31, 1995
                                                              -----------------------------      --------------------
                                           Shares
                                         Acquired on    Value      Exer-       Unexer-             Exer-     Unexer-
        Name                              Exercise    Realized    cisable      cisable           cisable     cisable
        -----                            -----------  --------    ------       -------           -------     -------
Henry Green ........................           --          --     210,000      165,000          1,185,000    825,000
John F. Mortell ....................        20,000      76,500     67,000       98,000            363,000    494,000
Steven E. Kelsky ...................           --          --      36,000       59,000            180,000    295,000
James R. Bailey ....................           --          --      43,000       52,000            215,000    260,000
Donald W. Hackett ..................        61,875     260,099        --        44,000                --     220,000

Employment Contracts

     Henry Green entered into an amended and restated employment agreement in March 1996 for a period of three years pursuant to which Mr. Green's employment as President and Chief Executive Officer of the Company was extended until March 19, 1999. The agreement provides for, among other things, a base annual salary of $230,000 and a severance payment on termination, other than for death, disability or cause, equal to the base salary, less applicable deductions, of up to one year. The Agreement permits either Mr. Green or the Company to terminate Mr. Green's employment at the end of any calendar year, in which event Mr. Green will then serve as a consultant to the Company.

     In March 1996, John F. Mortell, Executive Vice President and Chief Operating Officer of the Company, entered into an employment agreement with the Company for a term of three years, which provides for, among other things, a base annual salary of $225,000, and a severance payment of one year's base salary if Mr. Mortell's employment is terminated without cause.

     In April 1994, James R. Bailey entered into an employment agreement with Calyx and the Company pursuant to which he became President of Calyx and a Vice President of PCN. The agreement is for an indefinite period of time and is terminable at any time by any party thereto. The agreement provides, among other things, for the Company to pay Mr. Bailey a base annual salary of $150,000, a severance payment of six months base salary if Mr. Bailey's employment is terminated without cause, and options for 50,000 shares of Common Stock at an initial exercise price of $4.125 per share, 10,000 of which vested immediately and 40,000 of which vest over a four year period.

     In November 1994, Steven E. Kelsky entered into an employment agreement with the Company, for a term of three years, which provides for, among other things, a base annual salary of $170,000, a severance payment of four months base salary if Mr. Kelsky's employment is terminated without cause, a guaranteed minimum bonus of $30,000 which was paid in the first quarter of 1995, and options for 75,000 shares of Common Stock at an initial exercise price of $5.125 per share, 15,000 shares of which vested immediately and 60,000 of which vest over a four year period.

     In August 1995, William S. Edwards entered into an employment agreement with the Company pursuant to which he became a Vice President of PCN. The agreement is for an indefinite period of time and is terminable at any time by any party thereto. The agreement provides, among other things, for the Company to pay Mr. Edwards a base annual salary of $157,500, a severance payment of four months base salary if Mr. Edward's employment is terminated without cause, and options for 50,000 shares of Common Stock at an initial exercise price of $6.50 per share, 10,000 of which vested immediately and 40,000 of which vest over a four year period. In addition, pursuant to the agreement.

     In August 1995, Kenneth W. Ernsting entered into an employment agreement with the Company pursuant to which he became a Vice President of PCN. The agreement is for an indefinite period of time and is terminable at any time by any party thereto. The agreement provides, among other things, for the Company to pay Mr. Ernsting a base annual salary of $150,000, a severance payment of four months base salary if Mr. Ernsting's employment is terminated without cause, and options for 35,000 shares of Common Stock at an initial exercise price of $6.50 per share, 7,000 of which vested immediately and 28,000 of which vest over a four year period.


Compensation Committee Report

     The Compensation Committee is composed of non-employee directors who review recommendations as to senior executive officer compensation which, upon the approval of the Compensation Committee, are submitted to the Board of Directors. The members of the Compensation Committee also administer the employee incentive and non-incentive stock option plans of the Company under which options are granted on a discretionary basis to senior executive officers and certain employee managers.

     Compensation Committee approvals of recommendations with respect to the compensation of senior executive officers of the Company are made on an individual basis based on a variety of factors which may include, but are not limited to, the existing employment contract with such officer, evaluations of the executive officer's performance, the level of responsibility associated with the office, as well as the performance of the Company. Recommendations made to the Compensation Committee are not determined by reference to formula. The compensation of the Company's senior executive officers is structured in a manner that the Compensation Committee believes will motivate, reward and retain senior executive officers consistent with the needs of the Company as they may exist from time to time. The compensation which may be paid by the Company to its senior executive officers consists of salary, annual bonus awards and stock option grants.

     Compensation paid during 1995 to Henry Green was based upon the employment agreement entered into in March 1993. The salary paid during 1995 to John F. Mortell and Donald W. Hackett were based upon employment agreements entered into in February 1993. Compensation paid during 1995 to James R. Bailey and Steven E. Kelsky were based upon employment agreements entered into in April 1994 and November 1994, respectively. In recognition of their major role in strategic initiatives accomplished by the Company in 1995, including the acquisition of Versyss in October 1995, the acquisition of the assets of Practice Management Systems, Inc. in April 1995, the completion of a public offering of shares of the Company's Common Stock in February 1996, the negotiations of a joint venture with Glaxo Wellcome, Inc. and the preparation of the Company for another public offering in May 1996, as well as the operating performance of the Company, the Compensation Committee awarded Messrs. Green, Mortell, Bailey, and Kelsky bonus incentive compensation of between 24% and 55% of their respective 1995 salaries, which awards were approved by the Board of Directors. All employment contracts entered into with senior executive officers of the Company were approved by the Board of Directors.

     Beginning in 1994, pursuant to the Omnibus Budget Reconciliation Act of 1993, Section 162(m) of the Internal Revenue Code generally limits to $1 million per person the Company's federal income tax deduction for compensation paid in any year to its chief executive officer and each of its four other highest paid executive officers to the extent such compensation is not "performance based" within the meaning of Section 162(m). The Compensation Committee in general seeks to qualify compensation paid to its executive officers for deductibility under Section 162(m) in order to decrease the after-tax cost of such compensation to the Company.

     This  report  is  provided  in  accordance  with  federal   securities  law
requirements and is not intended to create any contractually binding employment rights for the benefit of any employee of the Company or its subsidiaries.

                                                      Jeffry M. Picower
                                                      Frederic Greenberg


                          STOCK PRICE PERFORMANCE GRAPH

     The Stock Price Performance Graph set forth below compares the cumulative total stockholder return on the Common Stock of the Company for the period from November 21, 1991, the date of the Company's initial public offering, to December 31, 1995, with the cumulative total return on the NASDAQ Industrial Index and a Peer Group Index over the same period (assuming the investment of $100.00 in the Company's Common Stock, the NASDAQ Industrial Index and the Peer Group Index on November 21, 1991.)

     The Peer Group Index consists of the Company, CIS Technologies, Cerner Corp., CyCare Systems, Inc., HBO & Company, InfoMed Holdings Inc., Medic Computer Systems, Inc., Pharmaceutical Marketing Services, and Shared Medical Systems Corp.


             COMPARE 5-YEAR CUMULATIVE TOTAL RETURN AMONG PHYSICIAN COMPUTER NETWORK INC. NASDAQ INDUSTRIAL INDEX AND PEER GROUP INDEX

 [THE FOLLOWING TABLE WAS REPRESENTED BY A LINE GRAPH IN THE PRINTED MATERIAL.]

                      PCN        Peer Group Index        NASDAQ Industrial Index
                      ---        ----------------        -----------------------
Nov. 1991             100             100                          100
Dec. 1991           83.33           98.61                       113.44
Dec. 1992           20.83          124.64                       122.94
Dec. 1993           56.94          145.15                       132.86
Dec. 1994              50          222.97                       127.83
Dec. 1995             100           362.7                       163.59


                  Assumes $100.00 Invested on November 21, 1991
                      Fiscal Year Ending December 31, 1995

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS


Transactions with Jeffry M. Picower

     On December 6, 1994, the Company entered into an agreement with Monroe Systems For Business, Inc., a company wholly-owned by Jeffry M. Picower, the controlling shareholder, Chairman of the Board and a Director of the Company (the "Investor"), to sublease 44,725 square feet of office space, for a term of ten years, at The American Road, Morris Plains, New Jersey, to serve as the Company's new corporate headquarters and executive offices. The monthly base rent for such space, initially $44,352, increases to $59,260 by 2003. The Company believes that the terms of such lease are no less favorable than a lease that could have been obtained by the Company from an unrelated third party in a transaction negotiated on an arm's-length basis.

     On January 3, 1995, the Company issued to the Investor a $16,050,000 principal amount promissory note due January 2, 1996 (the "1995 Investor Note") in exchange for $3,210,000 in cash and the cancellation of the $12,000,000 principal amount promissory note issued by the Company to the Investor on December 31, 1993 (the "Investor Note"), together with all $840,000 of interest accrued on the Investor Note through January 3, 1995 (the "1995 Debt Refinancing"). The Company used the $3,210,000 of cash proceeds from the 1995 Debt Refinancing to repay all $3,210,000 in principal and accrued interest due and payable on January 3, 1995 under certain promissory notes issued by the Company in connection with the acquisition of Wallaby. The 1995 Investor Note bore interest at a rate of 12.5% per annum and was mandatorily prepayable out of the net proceeds of the sale by the Company of any of its securities. The
Company prepaid the 1995 Investor Note in full out of the net proceeds of the Company's sale of Common Stock in February 1995. The 1995 Debt Refinancing was approved by a majority of the Company's disinterested directors. The Company believes that the terms of the 1995 Debt Refinancing were at least as fair to the Company as a transaction which could have been negotiated with an unaffiliated third party. The Company believes that such transactions were at least as fair to the Company as transactions which could have been negotiated with an unaffiliated third party.

     On August 2, 1995, the Company and the Investor entered into an agreement in order to guarantee the availability of financing for the Company's acquisition of Versyss. The terms of such financing were approved by a majority of the Company's disinterested directors. Subsequent to August 2, 1995 and prior to the consummation of the Company's acquisition of Versyss, management of the Company determined that it could obtain financing for the Company's acquisition of Versyss on terms more favorable to the Company. In order to permit the Company to pursue such financing the Investor purchased from the Company, for $1,500,000, a warrant to purchase 5 million shares of Common Stock for an aggregate exercise price of $25 million and the financing agreement was terminated. Such warrant, which is exercisable in whole, is not exercisable until the first to occur of: (i) September 13, 1997 and (ii) the sale by the shareholders of the Company of a majority of the capital stock of the Company or the sale by the Company of at least 50% of its assets. The issuance of the warrant and termination of the financing agreement was approved by a majority of the Company's independent directors and the Company received a fairness opinion from an investment bank.


Transaction with IBM Credit Corporation

     Pursuant to an Agreement between the Company and IBM Credit Corporation ("ICC"), dated December 30, 1993 (the "ICC Agreement"), on December 31, 1993,
ICC: (i) terminated a warrant it held entitling ICC to purchase 674,280 shares of Common Stock at a price of $2.50 per share; (ii) converted the 15,000 shares of Series A Preferred Stock of the Company held by ICC into 2,083,333 shares of Common Stock in accordance with the terms of the Series A Preferred Stock; (iii) terminated the Restructured Lease dated as of December 1, 1992, pursuant to which the Company financed the leasing of computer equipment; (iv) released liens on the assets of the Company securing the Restructured Lease; (v) transferred ownership to the Company of certain equipment which was the subject of the Restructured Lease; and (vi) released a lien on 1,306,000 shares of Common Stock owned by Jerry Brager, a Director and co-founder of the Company.

     In consideration for the foregoing (including surrendering its right to receive payment from the Company for $5,980,794 in capital lease obligations, $6,954,678 of long-term debt and $4,916,466 of accrued dividends on the Series A Preferred Stock), the Company, paid ICC $4,000,000 in cash and issued to ICC:
(i) 1,716,667 shares of Common Stock; and (ii) a warrant convertible at no consideration into 775,000 shares of Common Stock. In addition, pursuant to the ICC Agreement, the Company has the right to purchase from ICC up to 2,325,000 shares of the Common Stock so issued to ICC for $4.75 per share at any time on or prior to July 1, 1997. Further, ICC agreed that, prior to the earlier to occur of March 31, 1995 or six months following the consummation by the Company of a public offering of the Common Stock, ICC would not sell or transfer any shares of Common stock held by ICC. In January 1995, in consideration for ICC agreeing not to sell or transfer any shares of Common Stock held by ICC until 120 days following the consummation of the Company's February 1995 public offering, the Company agreed to shorten the period of time until which the Company shall have the right to acquire up to 2,325,000 shares of Common Stock held by ICC from July 1, 1997 to April 1, 1997.

Other

     In September 1993, the Company entered into an agreement with Richard Kelsky, a member of the Company's Board of Directors, for Mr. Kelsky to provide consulting services to the Company for a monthly fee of $2,500.

     On February 22, 1993, Jerry Brager entered into a three year employment agreement with the Company. The agreement provided for, among other things, a base annual salary of $200,000, company paid life insurance policies with premiums in the aggregate not to exceed $22,236 per year, the cancellation of the "key man" life insurance policy on the life of Mr. Brager, and a severance payment if the Company terminates Mr. Brager's employment without cause of up to a maximum of $300,000. On June 27, 1994, Mr. Brager, resigned from his position at the Company to pursue personal interests. On that same date, Mr. Brager entered into an agreement with the Company whereby Mr. Brager's employment agreement was terminated and Mr. Brager agreed to perform certain independent consulting services, as requested by the Company, during the period commencing on June 27, 1994 and ending on December 31, 1995. The Company paid Mr. Brager a fee of $15,000 per month plus certain expense reimbursements as compensation for such consulting services.

     The Company believes that the foregoing  transactions were at least as fair
to  the  Company  as   transactions   which  could  have  been  negotiated  with
unaffiliated third parties.


                    2. ADOPTION OF AMENDMENT TO THE COMPANY'S
               1993 INCENTIVE AND NON-INCENTIVE STOCK OPTION PLAN

General

     On July 30, 1996, the Board adopted, subject to approval by the shareholders, an amendment to the 1993 Incentive and Non-Incentive Stock Option Plan (the "Employee Plan") increasing the maximum aggregate number of shares of Common Stock that may be issued under the Employee Plan from 2,300,000 to 3,300,000 shares of Common Stock. The amendment is being proposed in order that the Company may continue to attract and retain persons of outstanding ability who contribute materially to the Company's success, and to provide incentives through ownership of Common Stock for them to promote the growth and financial success of the business of the Company.

Effective Date

     The Employee Plan in its original form was adopted by the Board on May 28, 1993, and became effective on July 13, 1993. The proposed changes to the Employee Plan were approved by the Board on July 30, 1996, to become effective on the date the holders of a majority of the outstanding shares of Common Stock approve the Employee Plan in its amended and restated form.

Eligibility

     The individuals eligible for the grant of options under the Employee Plan are (i) all directors, officers and employees, and (ii) such individuals determined by the Committee to be rendering substantial services as a consultant or independent contractor to the Company or any subsidiary, as the Committee shall determine from time to time in its sole and absolute discretion provided, however, that only employees of the Company or any subsidiary shall be eligible to receive incentive stock options. All participants shall be eligible to be granted more than one option under the Employee Plan.

Administration

     The Employee Plan is administered by a committee (the "Committee") consisting of not less than a number of "disinterested persons" (as such term is defined in Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")), who are also "outside directors" (within the meaning of
Section 162(m) of the Code) so as to qualify the Committee to administer the Employee Plan as contemplated by Rule 16b-3 and Section 162(m), respectively. Subject to certain limits, the Committee has the power to administer the Employee Plan in its sole and absolute discretion.

Stock Subject to the Employee Plan

     The Employee Plan, as amended, provides for the issuance of up to 2,300,000 shares of Common Stock (subject to adjustment as described below) upon exercise of options granted under the Employee Plan; provided, however, that no more than 250,000 shares of Common Stock (subject to adjustment as described below) may be awarded to any employee in any calendar year. To the extent that an option terminates without having been exercised, the shares of Common Stock subject to such award will again be available for distribution in connection with future awards under the Employee Plan.

Grant of Options

     Under the Employee Plan, incentive stock options qualifying under Section 422 of the Code, may be granted to employees (including officers and directors who are employees) of the Company and/or any of its subsidiaries, and non-incentive stock options may be granted to employees, officers and directors and such other persons rendering services to the Company or any of its subsidiaries as the Committee determines will assist the Company's business endeavors. The Committee selects the optionees and determines (i) whether the option is to be a non-incentive stock option or an incentive stock option, (ii) the number of shares of Common Stock purchasable under the option, (iii) the exercise price, which cannot be less than 100% of the fair market value of the shares of Common Stock on the date of grant (110% of fair market value in the case of an incentive stock option granted to any person who, at the time the incentive stock option is granted, owns (or is considered as owning within the meaning of Section 424(d) of the Code) stock possessing more than 10% of the total combined voting powers of all classes of stock of the Company or any parent or subsidiary (a "10% Owner"), (iv) the time or times when the option becomes exercisable, and (v) the term of the option, which may not exceed ten years from the date of grant (or five years for any incentive stock option granted to a 10% Owner). The Committee may, in its discretion (i) accelerate the vesting of any option not yet vested and (ii) extend the term for exercise of any option, whether or not vested, but not beyond ten years (five years for any option held by any 10% Owner) from the date of the grant.

Exercise of Options

     All options under the Employee Plan are exercisable during the optionee's lifetime only by the optionee and only while the optionee is in the employ of or rendering services to the Company or its subsidiaries, except where termination of such relationship is due to death, disability or retirement at or after age
65. In the event of termination due to death, disability or retirement at or after age 65, options granted under the Employee Plan are exercisable by the optionee or the optionee's executor or administrator within twelve months from the date of such termination (to the extent exercisable by the optionee on such date); provided, however, that if, in the event of termination of employment due to retirement at or after age 65, an incentive stock option is exercised later than three months after such termination of employment, such option will thereafter be treated as a non-incentive stock option. In the event an optionee is terminated for any reason other than death, disability or retirement at or after age 65, all unexercised options, whether or not vested, expire on the date of such termination, unless the Committee has otherwise provided in the stock option agreement.

     No option under the Employee Plan is transferable other than by will or the laws of descent and distribution or, in the case of a non-incentive stock option, pursuant to a qualified domestic relations order (as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or the rules thereunder).

     Options are exercisable by payment in cash to the Company, or a check to its order, of the full purchase price for the shares of Common Stock to be purchased or, if the Committee has so provided in the stock option agreement, by payment of any form of legal consideration acceptable to the Committee, including shares of Common Stock valued at their fair market value on the date of delivery or a full recourse promissory note payable to the Company or any combination thereof. Options are not exercisable for fractional shares.

     Prior to issuance of any shares of Common Stock upon exercise of an option, the optionee shall pay or make adequate provision for the payment of any Federal, state, local or foreign withholding obligations of the Company or any parent, subsidiary or affiliate of the Company, if applicable. In the event an optionee shall fail to make adequate provision for the payment of such obligations, the Company shall have the right to withhold an amount of shares of Common Stock otherwise deliverable to the optionee sufficient to pay such withholding obligations.

No Stockholders Rights

     No holder of an option and no beneficiary or other person claiming under or through such holder will acquire any rights as a stockholder of the Company by virtue of such holder having been granted an option under the Employee Plan. No holder of an option and no beneficiary or other person claiming under or through such holder will have any right, title or interest in or to any shares of Common Stock allocated or reserved under the Employee Plan or subject to any option except as to shares of Common Stock, if any, that have been issued or transferred to such holder. No adjustment will be made for dividends or distributions or other rights for which the record date is prior to the date of exercise of an option, except as may be provided in the stock option agreement.

Adjustments Upon Certain Events

     The Employee Plan contains customary anti-dilution provisions which provide that in the event of any change in the Company's outstanding capital stock, such as a stock dividend, stock split or recapitalization, an adjustment shall be made, as determined by the Committee in its sole discretion, in the aggregate number of shares of Common Stock available for issuance under the Employee Plan, the number of shares of Common Stock available for any individual awards, and the number and exercise price of shares of Common Stock subject to outstanding options under the Employee Plan.

     In addition, the Employee Plan provides that, in the event of the dissolution or liquidation of the Company or upon a reorganization, merger or consolidation of the Company with one or more corporations as a result of which the Company is not the surviving corporation, or upon the sale of all or substantially all the property of the Company or upon any other similar extraordinary transaction, the Committee may determine that all options then outstanding under the Employee Plan will become fully vested and exercisable. The Committee in its discretion may make provisions for the assumption of outstanding options, or the substitution for outstanding options of new incentive awards covering the stock of a successor corporation or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices so as to prevent dilution or enlargement of rights.

Amendments

     The Board may, insofar as permitted by law, from time to time, with respect to any shares of Common Stock at the time not subject to options, suspend or terminate the Employee Plan or revise or amend the Employee Plan in any respect whatsoever. However, unless the Board specifically otherwise provides, any revision or amendment that would cause the Employee Plan to fail to comply with Rule 16b-3 of the Exchange Act, Sections 422 or 162(m) of the Code or any other requirement of applicable law or regulation if such amendment were not approved by the shareholders of the Company shall not be effective unless and until such approval is obtained.

     No amendment, suspension or termination of the Employee Plan that would adversely affect the right of any holder of an option with respect to an option previously granted under the Employee Plan will be effective without the written consent of such holder of an option.

Termination

     No option shall be granted pursuant to the Employee Plan on or after July 13, 2003, but options theretofore granted may extend beyond such date.

Certain Federal Income Tax Consequences of the Employee Plan

     The following is a summary of certain Federal income tax aspects of awards made under the Employee Plan, based upon the laws in effect on the date hereof.

   Incentive Stock Options

     Generally, no taxable income is recognized by the optionee upon the grant of an incentive stock option or upon the exercise of an incentive stock option either during the period of his employment with the Company or one of its subsidiaries (as defined in Section 424(f) of the Code) or within the period ending three months (12 months, in the event of permanent and total disability or death of the optionee) after termination. (In the event of the optionee' termination of employment due to retirement at or after age 65, an incentive stock option that is exercised later than three months after such termination of employment will be treated for tax purposes as a non-incentive stock option.) However, the exercise of an incentive stock option may result in an alternative minimum tax liability to an optionee since the excess of the fair market value of the optioned stock at the date of exercise over the option price must be included in alternative minimum taxable income.

     If the optionee holds shares acquired upon the exercise of an incentive stock option for at least two years from the date of grant of the option and for at least one year from the date of exercise (the "ISO Holding Period"), any gain on a subsequent sale of such shares will be considered as long-term capital gain to the optionee and no deduction will be allowed to the Company for Federal income tax purposes. The gain recognized upon the sale of the shares is equal to the excess of the selling price of the shares over the exercise price. However, if the optionee sells the shares prior to expiration of the ISO Holding Period (a "Disqualifying Disposition"), generally (a) the optionee will recognize ordinary income in an amount equal to the lesser of (i) the value of the shares on the date of exercise, less the option price or (ii) the amount realized on the date of sale, less the option price, and (b) if the selling price of the shares exceeds the fair market value on the date of exercise, the excess will be taxable to the optionee as short-term or long-term capital gain (depending on whether the shares were held for more than one year). Currently, long-term capital gain is taxable to individuals at a maximum Federal income tax rate of 28%, while items of ordinary income are taxable to individuals at the maximum rate of 39.6%.

     No deduction will be allowed to the Company with respect to incentive stock options for Federal income tax purposes, unless the optionee sells the shares of Common Stock in a Disqualifying Disposition. In the case of a Disqualifying Disposition, the Company will, subject to possible limitations imposed by
Section 162(m) of the Code (see discussion below), be entitled to deduct the amount of ordinary income recognized by the optionee.

   Non-Incentive Stock Options

     In general, with respect to non-incentive stock options: (i) no income is recognized by the optionee at the time the option is granted; (ii) upon exercise of the option, the optionee recognizes ordinary income in an amount equal to the difference between the exercise price and the fair market value of the shares on the date of exercise; and (iii) at disposition of the shares, any appreciation after the date of exercise is treated as long-term or short-term capital gain, depending on whether the shares are held for more than one year by the optionee.

     Notwithstanding  the  foregoing,  if an officer,  director  or  shareholder subject to section 16 of the Exchange Act (an "Insider"), exercises a non-incentive stock option within six months of its grant, the income recognition date is generally the date six months after the date of grant, unless the Insider makes an election under Section 83(b) of the Code to recognize income as of the date of exercise. The Insider recognizes ordinary income equal to the excess of the fair market value of the shares of Common Stock on the income recognition date over the option price, and the holding period for treating any subsequent gain as long-term capital gain begins on the income recognition date.

     Generally,  the Company will,  subject to possible  limitations  imposed by
Section 162(m), be entitled to a tax deduction equal to the amount of ordinary income recognized by the optionee at the date of exercise, to the extent such income is considered reasonable compensation. The amount of ordinary income recognized by the optionee will be treated as compensation income and will be subject to income tax withholding by the Company. Treasury Regulations make the deduction to the Company dependent on the Company's fulfillment of the income tax withholding requirements with respect to such compensation income.


   $1 Million Limitation on Deductible Compensation

     Pursuant to the Omnibus Budget Reconciliation Act of 1993, Section 162(m) of the Code generally limits the Company's deduction with respect to compensation paid to each of its "covered employees" (generally defined as the chief executive officer and four highest compensated officers of the corporation other than the chief executive officer) to $1 million per year, effective for taxable years of the Company beginning in 1994. This deduction limit, however, does not apply to certain "performance-based compensation," including stock options that are granted at an exercise price which is not less than fair market value. Although some uncertainty still exists as to the application of
Section 162(m), the Company intends that options granted under the Employee Plan will qualify as "performance-based compensation."

     The foregoing is based upon Federal tax laws and regulations as presently in effect and does not purport to be a complete description of the Federal income tax aspects of the Employee Plan. Also, the specific state and local tax consequences to each optionee under the Employee Plan may vary, depending upon the laws of the various states and localities and the individual circumstances of each optionee.

Options to Be Granted

     The Company has not yet made any determination regarding the grant of any additional options under the Employee Plan.

     THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE APPROVAL OF THE AMENDMENT TO THE EMPLOYEE PLAN.

             3. RATIFICATION AND APPOINTMENT OF INDEPENDENT AUDITORS

     On June 28, 1995, the shareholders ratified the continued appointment by the Board of Directors of KPMG Peat Marwick LLP as independent auditors of the Company.

     Subject to ratification by the shareholders, the Board of Directors has reappointed KPMG Peat Marwick LLP as independent auditors of the Company for the fiscal year ending December 31, 1996. The decision to reappoint KPMG Peat Marwick LLP as independent auditors was approved by the Audit Committee of the Board of Directors. It is anticipated that a representative of KPMG Peat Marwick LLP (i) will be present at the Meeting, (ii) will have an opportunity to make a statement, and (iii) is expected to be available to respond to appropriate questions.

     THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE RATIFICATION AND APPROVAL OF THE AUDITORS.

                                  LEGAL COUNSEL

     The Board of Directors has appointed the firm of Gordon Altman Butowsky Weitzen Shalov & Wein, 114 West 47th Street, New York, NY 10036, as legal counsel to the Company.

             ANNUAL REPORT TO SHAREHOLDERS AND SHAREHOLDER PROPOSALS

     A copy of the Company's Annual Report to Shareholders for the fiscal year ended December 31, 1995 has been mailed concurrently with this Proxy Statement to all stockholders entitled to notice of and to vote at the Annual Meeting. The Annual Report to Shareholders is not incorporated into this Proxy Statement and is not considered proxy soliciting material.

     Any shareholder proposal to be considered for inclusion in the Company's proxy soliciting material for the next Annual Meeting of Shareholders must be received by the Company at its principal office by April 13, 1996. All proposals received will be subject to the applicable rules of the Securities and Exchange Commission.


                         FORM 10-K FOR FISCAL YEAR 1995

     A copy of the Company's report to the Securities and Exchange Commission for the year ended December 31, 1995 on Form 10-K, exclusive of exhibits, is available without charge to stockholders on request and may be obtained by writing to :

          Investor Relations
          Physician Computer Network, Inc.
          1200 The American Road
          Morris Plains, NJ 07950

                                  OTHER MATTERS

     The enclosed proxy is being solicited by the Board of Directors of the Company. The cost of the solicitation will be borne by the Company. In addition to use of the mails, proxies may be solicited by telephone, telegraph or personal interview by employees of the Company and its subsidiaries without additional compensation.

     The Company will reimburse brokerage firm, banks, trustees, nominees and other persons authorized by the Company for their out-of-pocket expenses in forwarding proxy material to the beneficial owners of the Company's stock.

     Management does not know of any matter to be brought before the Meeting other than as described above. In the event any other matter properly comes before the Meeting, the persons named in the accompanying form of proxy have discretionary authority to vote on such matters.




                                          By Order of the Board of Directors,


                                          John F. Mortell
                                          Secretary


Dated: August 8, 1996
Morris Plains, New Jersey

PROXY                   PHYSICIAN COMPUTER NETWORK, INC.

     The undersigned hereby appoints Henry Green, and John F. Mortell, and each of them, proxies, each with the power of substitution, to vote the shares of the undersigned at the 1996 Annual Meeting of Shareholders of Physician Computer Network, Inc. on September 11, 1996, and at any adjournments and postponements thereof, upon all matters as may properly come before the Meeting. Without otherwise limiting the foregoing general authorization, the proxies are instructed to vote as indicated herein.

                The Board of Directors recommends a vote FOR the
                  following matters to come before the Meeting:

     (1) To elect eight (8) directors.

         |_| FOR the nominees listed below    |_| WITHHOLD authority to vote for
             (except as marked to the             ALL eight (8) nominees listed
             contrary below).                     below.

         Jeffry M. Picower, Jerry Brager, Frederick Frank, Henry Green, Frederic Greenberg, Richard B. Kelsky, John F. Mortell, Russell J. Ricci

     To withhold authority to vote for any individual nominee, write the nominee's name on the space provided below.


- ---------------------------------------------------------------------------------------------------------------
                                                                             FOR      AGAINST     ABSTAIN

    (2) To approve the Amendment to the Company's 1993                       |_|        |_|         |_|
        Incentive and Non-Incentive Stock Option Plan.

    (3) To ratify the appointment of KPMG Peat Marwick LLP as independent    |_|        |_|         |_|
        auditors of the Company for the year ending December 31, 1996.

(Continued from other side)

       THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

             Please complete the reverse side, date and sign below
                       and mail in the enclosed envelope.

     This proxy, which is solicited on behalf of the Board of Directors, will be voted FOR the matters described on the front side, unless the shareholder specifies otherwise, in which case it will be voted as specified.



                                     Dated:______________________________ , 1996

                                     ___________________________________________

                                     ___________________________________________

                                     ___________________________________________

                                     Signature(s) of Shareholder(s) (Executors,
                                     Administrators, Trustees, etc. should give full title.)

                                     Please complete the reverse side, date and sign and mail in the enclosed envelope.